Exhibit 99.1

Investor Relations

Jeff Kupp

Microtune, Inc.

972-673-1610

ir@microtune.com

MICROTUNE ANNOUNCES FIRST QUARTER 2009 FINANCIAL RESULTS

Cash and investments increase to $87.7 million

PLANO, TX, APRIL 23, 2009 – Microtune®, Inc. (NASDAQ: TUNE) today reported preliminary unaudited financial results for the first quarter ended March 31, 2009.

Net revenue for the first quarter of 2009 was $17.9 million, compared to net revenue of $24.0 million for the fourth quarter of 2008, and compared to net revenue of $25.5 million for the first quarter of 2008.

On a generally accepted accounting principles (GAAP) basis, net loss per share was $0.07 for the first quarter of 2009. Non-GAAP net loss per share was $0.04 for the first quarter of 2009. A reconciliation of this and other non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the tables attached to this press release.

“In these economically challenging times, we hit our revenue guidance, gained traction with our newest products among leading customers, maintained our strong balance sheet, and increased our already very strong cash position,” said James A. Fontaine, Microtune President and CEO. “Although our Q2 2009 revenue guidance is down compared to our first quarter revenue, our confidence continues to grow that Q2 represents the revenue bottom for Microtune. We remain focused on executing our long-term business plan, investing in R&D programs that will bring competitive advantages to our customers and executing internal initiatives that proactively control cost and manage risk.”

FINANCIAL SUMMARY

•	Q1 2009 net revenue of $17.9 million was down 25% sequentially;

•	Q1 2009 gross margin percentage was 47.1% (below our target range primarily due to the negative impact from additional reserves for excess product inventory);

•	Q1 2009 non-GAAP net loss was $1.9 million, or $ 0.04 per share compared to Q1 2008 non-GAAP net income of $1.4 million, or $0.02 per diluted share;

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•	At March 31, 2009, cash and investments were $87.7 million, up $1.6 million from December, 31, 2008;

•	Q1 2009 days sales outstanding (DSOs) were 37 days.

FINANCIAL OUTLOOK

•	Q2 2009 revenue is expected to range between $15.5 million and $16.5 million;

•	Q3 2009 and Q4 2009 revenue levels are expected to increase over Q1 2009 and Q2 2009 levels, indicating a revenue bottom in Q2;

•	Break-even revenue levels are expected to be reached in Q4 2009 (break-even revenue is estimated at $22.0 million per quarter on a non-GAAP basis);

•	Year 2009 gross margin is expected to range between 49 and 50 percent, with the potential for quarterly results to fall slightly above or below this range;

•	Year 2009 non-GAAP R&D expenses are expected to increase 7 to 12 percent;

•	Year 2009 non-GAAP SG&A expenses are expected to decrease 5 to 10 percent;

•	Q2 2009 interest income is expected to range between $300,000 and $350,000, while interest income in the second half of 2009 is expected to decrease significantly due to lower interest rates;

•	Year 2009 income tax expense is expected to be approximately $400,000 to $500,000.

BUSINESS HIGHLIGHTS

•

Microtune announced that Delphi, one of the world’s largest OEM automotive electronics systems suppliers, is deploying the Company’s new MicroTuner™ MT2067 tuner in the TV receiver system of its factory-installed front and rear seat entertainment systems targeted for Europe and Japan.

•

Microtune announced that it has shipped more than one million MicroTuner MT2170 DOCSIS® 3.0 wideband tuners and that Company-based products have been deployed for high-speed DOCSIS 3.0/EuroDOCSIS™ 3.0 services that have launched in Austria, Belgium, Brazil, Canada, Finland, Japan, Korea, the Netherlands, Switzerland, the United Kingdom and the United States.

•

Microtune announced that its newest radio frequency (RF) silicon technology was on display in the cable modems, RF gateways, set-top boxes and IP-TV set-tops of leading manufacturers at major cable expositions in China (China Content Broadcasting Network’s trade show) and in the United States (National Cable & Telecommunications Association’s Cable Show).

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•	Through March 31, 2009, Microtune shipped a cumulative number of approximately 129.7 million silicon tuner chips.

CONFERENCE CALL

As previously announced, Microtune will hold an investors’ conference call today, Thursday, April 23, 2009, at 4:00 P.M. Central Time/5:00 P.M. Eastern Time to discuss the Company’s first quarter 2009 financial results and its outlook for the future.

To participate in the call, interested parties may dial 612-332-0107 (Pass Code: “Earnings”). Alternatively, interested parties may also listen to the conference call on the Internet by accessing the Company’s website: www.microtune.com. A replay of the conference call will be available until May 7, 2009 via the Company’s website or by dialing 320-365-3844 (Access code: 995525).

NOTIFICATIONS

Included in this press release are Microtune’s unaudited Consolidated Balance Sheets as of March 31, 2009 and December 31, 2008, respectively; its unaudited Consolidated Statements of Operations for the three months ended March 31, 2009 and 2008, respectively; its unaudited Consolidated Statements of Cash Flows for the three months ended March 31, 2009 and 2008, respectively; and certain unaudited Additional Financial Information. This financial information should be read in conjunction with the information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and in the Company’s Quarterly Report on Form 10-Q for the first three months of 2009, expected to be filed on or about April 23, 2009.

Also included in this release are certain non-GAAP financial measures, including non-GAAP net income and loss; non-GAAP net income per diluted share; non-GAAP net loss per share; shares used in non-GAAP net income and loss per share calculations; non-GAAP research and development (R&D) expenses; and non-GAAP selling, general and administrative expenses (SG&A). These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Microtune’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Microtune has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

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Microtune believes the presentation of non-GAAP net income and loss; non-GAAP net income per diluted share; non-GAAP net loss per share; shares used in non-GAAP net income and loss per share calculations; non-GAAP R&D expenses; and non-GAAP SG&A expenses included in this release in conjunction with the corresponding GAAP financial measures provide meaningful information for investors, analysts and management in assessing Microtune’s business trends and financial performance. From a financial planning and analysis perspective, Microtune management analyzes its operating results with and without the impact of stock-based compensation expenses and fees and expenses relating to the investigation into past stock option granting practices, the related financial restatement, regulatory proceedings and ongoing related litigation.

ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF) solutions for the worldwide consumer electronics and automotive electronics markets. Inventor of the MicroTuner™ single-chip broadband tuner, Microtune offers a portfolio of advanced tuner, amplifier, and upconverter products that enable the delivery of information and entertainment across new classes of appliances and applications. The Company currently holds 83 U.S. patents for its technology. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

MICROTUNE FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. These forward-looking statements and other statements made elsewhere in this release are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ from anticipated results include the Company’s ability to introduce new products, achieve design wins, maintain customer and strategic partner relationships, forecast customer demand and manage inventory levels, control and budget expenses, protect proprietary technology and intellectual property, and successfully prosecute and defend any pending or future litigation. Any one of these factors may cause the Company’s actual financial results to differ materially from its projected financial results. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

EDITOR’S NOTE

Microtune is a registered trademark and MicroTuner is a trademark of Microtune, Inc. Copyright © 2009 Microtune, Inc. All rights reserved.

Microtune, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$37,678	$46,097

Short-term investments	50,000	40,000

Accounts receivable, net	7,418	9,495

Inventories, net	9,314	11,261

Other current assets	5,689	4,469

Total current assets	110,099	111,322

Property and equipment, net	4,861	5,148
Other assets and deferred charges	1,696	2,025

Total assets	$116,656	$118,495

Liabilities and Stockholders’ Equity
Current liabilities:

Accounts payable	$4,016	$3,985
Accrued compensation	2,280	2,495
Accrued expenses	3,703	2,472

Deferred revenue	70	355

Total current liabilities	10,069	9,307

Non-current liabilities	195	203
Commitments and contingencies

Stockholders’ equity	106,392	108,985

Total liabilities and stockholders’ equity	$116,656	$118,495

Microtune, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2009	2008
Net revenue	$17,895	$25,463

Cost of revenue	9,464	13,222

Gross margin	8,431	12,241
Operating expenses:

Research and development	6,599	6,017

Selling, general and administrative	5,685	5,959

Total operating expenses	12,284	11,976

Income (loss) from operations	(3,853)	265
Other income (expense):

Interest income	418	526

Foreign currency gains (losses), net	(214)	140

Other	40	2

Income (loss) before income taxes	(3,609)	933

Income tax expense	48	281

Net income (loss)	$(3,657)	$652

Net income (loss) per common share:

Basic	$(0.07)	$0.01

Diluted	$(0.07)	$0.01

Weighted-average common shares outstanding:

Basic	52,064	54,138

Diluted	52,064	56,759

Microtune, Inc.

STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2009	2008
Operating activities:

Net income (loss)	$(3,657)	$652
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:

Depreciation	488	458

Stock-based compensation	1,120	1,054

Loss on sale of property and equipment	9	18

Foreign currency (gain) loss	111	(76)
Changes in operating assets and liabilities:

Accounts receivable, net	2,009	(2,846)

Inventories	1,947	(204)

Other assets	(956)	(838)

Accounts payable	51	2,052

Accrued expenses	1,359	(289)

Accrued compensation	(189)	(2,530)

Deferred revenue	(279)	32

Other liabilities	(8)	(29)

Net cash provided by (used in) operating activities	2,005	(2,546)

Investing activities:

Purchases of property and equipment	(342)	(515)

Purchase of held-to-maturity investments	(10,000)	—

Net cash used in investing activities	(10,342)	(515)

Financing activities:

Proceeds from issuance of common stock	1	242

Surrender of common stock by employees for payroll taxes	(32)	(277)

Net cash used in financing activities	(31)	(35)

Effect of foreign currency exchange rate changes on cash	(51)	66

Net decrease in cash and cash equivalents	(8,419)	(3,030)

Cash and cash equivalents at beginning of period	46,097	87,537

Cash and cash equivalents at end of period	$37,678	$84,507

Non-cash investing activities:
Investment in enterprise software and equipment	$(58)	$(1,183)

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
Net revenue	$17,895	$24,017	$31,928	$26,612	$25,463
Silicon	82%	78%	76%	72%	76%
Modules	18%	22%	24%	28%	24%

Net revenue by market
Cable	80%	70%	56%	69%	71%
Automotive	19%	22%	24%	27%	24%
Digital Television	1%	8%	20%	3%	5%
Other	0%	0%	0%	1%	0%

Net revenue by geography
Asia Pacific	45%	45%	43%	43%	46%
North America	35%	34%	30%	32%	32%
Europe	19%	20%	21%	24%	22%
Other	1%	1%	6%	1%	—

Ten percent customers (net revenue)(1)
Cisco	36%	32%	28%	28%	27%
Unihan(2) (3)	14%	17%	*	12%	18%
Panasonic	10%	10%	12%	13%	12%
ATM Electronic Corporation(4)	*	*	18%	*	*
Samsung	*	*	*	10%	10%

Net revenue from top 10 customers (5)	88%	89%	86%	87%	86%

As a percent of net revenue
Gross margin	47.1%	50.6%	48.4%	50.7%	48.1%
Research and development	36.9%	27.0%	21.9%	24.1%	23.6%
Selling, general and administrative	31.8%	20.6%	16.9%	20.7%	23.4%

(1)	Data included only in instances where customers were 10% or greater of net revenue.
(2)	A wholly-owned subsidiary of Asustek Computer.
(3)	Primarily for the benefit of ARRIS Group, Inc.
(4)	The majority of revenue from ATM Electronic Corporation was related to the CECB market segment in the United States.
(5)	Includes respective manufacturing subcontractors.
*	Less than 10% of our net revenue.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
Cash and cash equivalents	$37,678	$46,097	$82,213	$82,784	$84,507
Short-term investments	50,000	40,000	—	—	—

Total cash and investments	$87,678	$86,097	$82,213	$82,784	$84,507

Raw materials	$233	$365	$454	$409	$154
Work-in-process	3,037	3,097	3,165	3,893	5,118
Finished goods	6,044	7,799	6,428	6,552	5,911

Total inventories, net	$9,314	$11,261	$10,047	$10,854	$11,183

Inventory turns (annualized)	4.1	4.2	6.6	4.8	4.7

Accounts receivable, net	$7,418	$9,495	$16,361	$13,238	$12,428

Days sales outstanding (DSO)	37	36	46	45	44

Common shares outstanding	52,082	52,049	52,936	53,581	54,250

Weighted-average common shares outstanding for the quarter ended
Basic	52,064	52,751	53,372	54,271	54,138
Diluted	52,064	52,995	54,425	55,764	56,759

Total employees	228	220	213	217	205

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STOCK-BASED COMPENSATION EXPENSE

UNDER SFAS NO. 123R

(in thousands)

(unaudited)

	Three Months Ended
	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
Cost of revenue	$(2)	$9	$11	$10	$5

Research and development	467	489	515	531	358
Selling, general and administrative	655	665	715	795	691

Total stock-based compensation expense included in operating expenses	1,122	1,154	1,230	1,326	1,049

Total stock-based compensation expense	$1,120	$1,163	$1,241	$1,336	$1,054

ADDITIONAL FINANCIAL INFORMATION

CERTAIN EXPENSES RELATING TO

INVESTIGATION, RESTATEMENT AND LITIGATION

(in thousands)

(unaudited)

	Three Months Ended
	March 31, 2009 (1)	December 31, 2008 (2)	September 30, 2008 (3)	June 30, 2008 (4)	March 31, 2008 (5)
Cost of revenue	$—	$—	$—	$—	$(4)

Research and development	—	—	—	—	(258)
Selling, general and administrative expenses	614	12	180	54	(40)

Total investigation, restatement and litigation included in operating expenses (6)	614	12	180	54	(298)

Total investigation, restatement and litigation expense (benefit)	$614	$12	$180	$54	$(302)

(1)	Amounts in the first quarter of 2009 are net of $1.6 million in professional fees reimbursed under our directors’ and officers’ liability insurance. Amounts expected to be reimbursed under our directors’ and officers’ liability insurance policy have been excluded from this amount.
(2)	Amounts in the fourth quarter of 2008 are net of $0.8 million in professional fees reimbursed under our directors’ and officers’ liability insurance. Amounts expected to be reimbursed under our directors’ and officers’ liability insurance policy have been excluded from this amount.
(3)	Amounts in the third quarter of 2008 are net of $0.4 million in professional fees reimbursed under our directors’ and officers’ liability insurance. Amounts expected to be reimbursed under our directors’ and officers’ liability insurance policy have been excluded from this amount.
(4)	Amounts in the second quarter of 2008 are net of $0.3 million in professional fees reimbursed under our directors’ and officers’ liability insurance. Amounts expected to be reimbursed under our directors’ and officers’ liability insurance policy have been excluded from this amount.
(5)	Amounts in the first quarter of 2008 are net of $0.2 million in professional fees reimbursed under our directors’ and officers’ liability insurance and include a benefit of $0.4 million for taxes and interest accrued in excess of amounts paid to the IRS upon completion of its examination of our payroll tax returns for 2003 through 2006. Periods prior to the three months ended March 31, 2008 did not include any reimbursements under our directors’ and officers’ liability insurance. Amounts expected to be reimbursed under our directors’ and officers’ liability insurance policy have been excluded from this amount.
(6)	These amounts represent professional fees that are not expected to be reimbursed under our directors’ and officers’ liability insurance policy.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP OPERATING EXPENSES

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2009	2008
GAAP research and development expense	$6,599	$6,017
Stock-based compensation expense	467	358
Benefit relating to investigation, restatement and litigation	—	(258)

Non-GAAP research and development expense	$6,132	$5,917

GAAP selling, general and administrative expense	$5,685	$5,959
Stock-based compensation expense	655	691
Expense relating to investigation, restatement and litigation	614	(40)

Non-GAAP selling, general and administrative expense	$4,416	$5,308

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP ESTIMATED OPERATING EXPENSES

(unaudited)

Estimate for Year Ending December 31, 2009
Estimated GAAP research and development expense	$27.7 to $29.0 million

Estimated stock-based compensation expense	$1.8 to $2.0 million

Estimated non-GAAP research and development expense	$26.0 to $27.2 million

Estimated GAAP selling, general and administrative expense	(2)

Estimated stock-based compensation expense	$2.8 to $3.0 million

Estimated expenses relating to investigation, restatement and litigation (1)	(2)

Estimated non-GAAP selling, general and administrative expense	$16.9 to $17.8 million

(1)	Relates to investigative, restatement and litigation expenses not reimbursed under our directors and officers’ liability insurance policy.
(2)	We cannot reliably estimate expenses related to ongoing investigation, restatement, and litigation matters, namely those expenses not reimbursed under our directors’ and officers’ liability insurance policy, therefore we cannot provide a reliable GAAP SG&A forecast.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP CONSOLIDATED NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2009	2008
GAAP net income (loss)	$(3,657)	$652
Stock-based compensation expense	1,120	1,054
Expense (benefit) relating to investigation, restatement and litigation	614	(302)

Non-GAAP net income (loss)	$(1,923)	$1,404

Basic net income (loss) per share:
GAAP	$(0.07)	$0.01

Non-GAAP	$(0.04)	$0.03

Diluted net income (loss) per share:
GAAP	$(0.07)	$0.01

Non-GAAP	$(0.04)	$0.02

Weighted-average common shares outstanding used in basic net income (loss) per share calculation:
GAAP	52,064	54,138
Non-GAAP	52,064	54,138

Weighted-average common shares outstanding used in diluted net income (loss) per share calculation:
GAAP	52,064	56,759
Non-GAAP	52,064	57,780

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF SHARES USED IN THE CALCULATION

OF NON-GAAP TO GAAP

CONSOLIDATED NET INCOME (LOSS) PER SHARE

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2009	2008
Weighted-average common shares outstanding used in basic net income (loss) per share calculation – GAAP and Non-GAAP	52,064	54,138
Weighted-average common shares outstanding used in diluted net income (loss) per share calculation – GAAP	52,064	56,759
Incremental common equivalent shares	—	1,021

Weighted-average common shares outstanding used in diluted net income (loss) per share calculation – Non-GAAP	52,064	57,780